As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-257567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hycroft Mining Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-2657796
(State of incorporation)	(I.R.S. Employer Identification No.)

4300 Water Canyon Road, Unit 1

Winnemucca, Nevada 89445

(775) 304-0260

(Address and telephone number of registrant’s principal executive offices)

Diane R. Garrett

President and Chief Executive Officer

Hycroft Mining Holding Corporation

4300 Water Canyon Road, Unit 1

Winnemucca, Nevada 89445

(775) 304-0260

(Name, address and telephone number of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of a “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-257567) (the “Original Registration Statement”) filed by Hycroft Mining Holding Corporation is being filed as an exhibit-only filing solely to file additional exhibits to the Original Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II, including the new Exhibits 23.7, 23.8, 23.9, 23.10 and 23.11. The prospectus is unchanged and has been omitted.

Part II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in the Original Registration Statement are incorporated by reference into, and shall be deemed a part of, this Amendment No. 1, and the following additional exhibits are filed herewith, as part of this Amendment No. 1:

EXHIBIT INDEX

Exhibit No.:	Description
23.7*	Consent of independent registered public accounting firm - Moss Adams, LLP.
23.8*	Consent of independent registered public accounting firm - Plante & Moran PLLC.
23.9*	Consent of third-party firm - Ausenco Engineering USA South Inc.
23.10*	Consent of third-party qualified person - Independent Mining Consultants, Inc.
23.11*	Consent of third-party qualified person - WestLand Engineering & Environment Services, Inc.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winnemucca, Nevada on June 1, 2023.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett
Diane R. Garrett, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints Diane R. Garrett and Stanton Rideout, and each of them, with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to the Original Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Diane R. Garrett	President and Chief Executive Officer	June 1, 2023
Diane R. Garrett, Ph.D.	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	June 1, 2023
Stanton Rideout	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	June 1, 2023
Stephen A. Lang

/s/ Sean D. Goodman	Director	June 1, 2023
Sean D. Goodman

*	Director	June 1, 2023
Michael Harrison

*	Director	June 1, 2023
David C. Naccarati

*	Director	June 1, 2023
Thomas Weng

*	Director	June 1, 2023
Marni Wieshofer

*By:	/s/ Diane R. Garrett
Diane R. Garrett, Ph.D.
Attorney-in-Fact